Exhibit 99.1

Contacts:

Steven Silva	Stephanie Carrington / Elizabeth Scott
President and Chief Operating Officer	The Ruth Group
Chem Rx	646-536-7017 / 7014
sschemrx@chemrx.net	scarrington@theruthgroup.com
escott@theruthgroup.com

Chem Rx Names Steven Silva President and Chief Operating Officer

LONG BEACH, NY, November 15, 2007 — Chem Rx Corporation (OTCBB: PMQC, PMQCU, PMQCW), a major, long-term care pharmacy, announced today the appointment of Steven Silva to President. He continues his role as Chief Operating Officer.

Mr. Silva is responsible for overseeing the operations and workflow at Chem Rx’s five sites, with continued focus in sales, marketing and client service.  Dedicated to the implementation of Chem Rx’s technology platform, he is charged with improving the Company’s operational efficiency and productivity to better serve the needs of Chem Rx’s clients.  In his new position, Mr. Silva is responsible for interfacing with investors and analysts.

During his sixteen-year tenure at Chem Rx, Mr. Silva has previously served as Director of Corporate Operations and Vice President of Sales & Servicing. Mr. Silva holds a B.A. in communications from New York University. He is involved with a number of charitable organizations, inclusive of working closely with the Diabetes Research Institute and New York University, and offering guidance to over a dozen healthcare-related non-profit organizations committees.

Jerry Silva, Chairman and Chief Executive Officer, commented, “I am very pleased to promote Steven to President. His continued leadership, dedication, and direction have been integral to our expansion and development. Steven has spearheaded our efforts to grow the business to where it is today, and I look forward to his continued contributions in this new role.”

Mr. Silva remarked, “I am proud of our accomplishments over the past four-plus decades, enabling Chem Rx to become the third largest U.S. institutional pharmacy.  We are committed to providing a high level of service to our long-term care facility customers and pursuing scalability as we strategically enter new markets.  The recent transition to public ownership offers us additional opportunities as we continue to pursue our growth strategy. I remain fully dedicated to Chem Rx during this very exciting time and look forward to our continued progress as a public company.”

About Chem Rx

Founded more than 40 years ago, Chem Rx is a major, long-term care pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, and Pennsylvania.  Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities.  Chem Rx provides to more than 61,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Chem Rx Corporation.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx Corporation’s filings with the SEC.  The information set forth herein should be read in light of such risks.  Chem Rx Corporation does not assume any obligation to update the information contained in this press release.